EXHIBIT 4.30

"THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

                             STOCK PURCHASE WARRANT

                 RIGHT TO PURCHASE 75,000 SHARES OF COMMON STOCK

THIS CERTIFIES THAT Jackson Strategic, Inc. and all registered and permitted assigns ("Holder") is entitled to purchase, on or before December 8, 2004, SEVENTY FIVE THOUSAND (75,000) shares of the common stock ("Common Stock" or "Shares") of VALUESTAR CORPORATION (the "Corporation" or "Company") upon exercise of this Warrant along with presentation of the full purchase price as provided herein. The purchase price of the Common Stock upon exercise (the "Warrant Shares") is equal to Two Dollars and Fifty Cents ($2.50) per share (the "Exercise Price").

1. Exercise.

(a) This Warrant may be exercised one or more times, in whole or minimum increments of 10,000 shares (or the balance of the Warrant), on any business day on or before the expiration date listed above by presentation and surrender hereof to the Corporation at its principal office of a written exercise request and the payment of the Exercise Price in lawful money of the United States of America in the form of a wire transfer or certified or official bank check for the Warrant Shares specified in the exercise request. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Corporation of an exercise request and representations, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Corporation shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(b) At any time during the period from issuance to expiration of this Warrant (the "Exercise Period"), the Holder may, at its option, exchange this Warrant, in whole or minimum increments of 25,000 shares (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (1)(b), by surrendering this Warrant at the principal office of the Company, accompanied by a written notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date the Notice of Exchange is received by the Company or such later date as may be specified in the Notice of Exchange (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within ten (10) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall be the average closing sales price for the 5 trading day period prior to the Exchange Date.

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2. Adjustment of Exercise Price and Number of Shares  Deliverable  Upon Exercise
of Warrant.

The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a) In case the Corporation shall at any time after the date of this Warrant:

         (i) Pay a dividend of its shares of its Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

         (ii)     Subdivide  its  outstanding  shares  of  Common  Stock;

         (iii)    Combine its outstanding shares of Common Stock; or

         (iv) Issue any other shares of capital stock by reclassification of its shares of Common Stock;

the number of Warrant Shares in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

If shares of the Corporation's Common Stock are subdivided into a greater number of shares of Common Stock, the Exercise Price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's Common Stock are combined into a smaller number of Common Stock shares, the Exercise Price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

(b) In case the Corporation shall fix a record date for the issuance of rights, options, or warrants or make a distribution of shares of Common Stock to all (but not less than all) holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the market price of the shares (based on the closing bid price on the record date on NASDAQ or a listed securities exchange of the Corporation's Common Stock, or if no such quote is available, the shareholders equity on the date of the last financial statement divided by the total number of shares outstanding) (the "Market Price"), the Exercise Price to be in effect after such record date shall be determined by multiplying the then current Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

3. Investment Representation.

Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. The Holder acknowledges by acceptance of this Warrant that as of the date of this Warrant and at the time of exercise (a) he has acquired this Warrant or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience he has the capacity to protect his own interests in connection with the transaction; and (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder, by acceptance hereof,



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consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares: "THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, OFFERED FOR SALE, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER OR EXEMPTION FROM SUCH ACT AND ALL APPLICABLE STATE SECURITIES LAWS."

4. Public Offering Lock-Up.

In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Company heretofore or hereafter acquired by Holder (other than unrestricted securities acquired in the open market and those included in the registration) without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed one hundred eighty (180) days from the effective date of the registration (the "Lock-Up Period"). Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision (the "Lock-Up Legend").

5. Loss, Theft, Destruction or Mutilation of Warrant

Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

6. Assignment.

With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Corporation prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 3 of this Warrant. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Corporation, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Corporation. If a determination has been made pursuant to this Section 6 that the opinion of counsel for the Holder is not reasonably satisfactory to the Corporation, the Corporation shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 3. The Corporation may issue stop transfer instructions to its transfer agent in connection with such restrictions. Warrants and underlying securities issued upon transfers after the expiration date of the Lock-Up Period shall be issued without the Lock-Up Legend.

7. Reservation of Shares.

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in



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the Company's  articles of incorporation  and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

The Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

8. Arbitration.

In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in Alameda County, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Alameda County having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

9. Governing Law.

This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto affixed as of this 8th day of December 1999.

VALUESTAR CORPORATION                                  ACCEPTANCE BY HOLDER

/s/ JAMES STEIN                                        /s/ JONATHAN BERG
---------------                                        -----------------
James Stein, President and CEO                         Jackson Strategic, Inc.

/s/ JAMES A. BARNES
-------------------
James A. Barnes, Secretary